EXHIBIT 99.3
CONSECO ANNOUNCES FIRST CLOSING OF
7.0% CONVERTIBLE SENIOR DEBENTURES DUE 2016
     CARMEL, Ind., November 13, 2009 — Conseco, Inc. (NYSE: CNO) announced today that it has completed the first closing of its previously-announced private offering of up to $293.0 million aggregate principal amount of its 7.0% Convertible Senior Debentures due 2016 (the “new convertible debentures”). In connection with the first closing, Conseco issued to the initial purchaser $176,490,000 aggregate principal amount of new convertible debentures, which equals the aggregate principal amount of Conseco’s existing 3.50% Convertible Debentures due September 30, 2035 (the “existing convertible debentures”) that were tendered and accepted in Conseco’s cash tender offer that expired at 12:00 midnight, New York City time, on November 12, 2009. In connection with the first closing, Conseco received aggregate net proceeds of approximately $172.0 million (after taking into account the discounted offering price less initial purchaser’s discounts and commissions, but before expenses), which it used to fund a substantial portion of the purchase price of its existing convertible debentures that were tendered and accepted in Conseco’s cash tender offer.
     Interest on the new convertible debentures issued in connection with the first closing will be payable semi-annually on June 30 and December 30, beginning on December 30, 2009, at a rate of 7.0% per year, and the new convertible debentures will mature on December 30, 2016. The new convertible debentures will not be convertible prior to June 30, 2013, except under limited circumstances. Commencing on June 30, 2013, the new convertible debentures will be convertible into common stock at the option of the holder at any time, subject to certain exceptions, based on an initial conversion rate of 182.1494 shares of common stock per $1,000 principal amount of new convertible debentures, which is equivalent to an initial conversion price of approximately $5.49 per share of common stock. In addition, holders of the new convertible debentures will under certain circumstances have the right to convert the new convertible debentures at an increased conversion rate.
     Conseco may issue up to $116,510,000 additional aggregate principal amount of new convertible debentures, which the initial purchaser has agreed to buy, subject to certain conditions. The aggregate principal amount actually issued will be equal to the sum of (1) the aggregate principal amount of Conseco’s existing convertible debentures tendered in any tender offer by Conseco for its existing convertible debentures that expires on or prior to October 5, 2010, (2) the aggregate principal amount of existing convertible debentures that Conseco is required to repurchase on September 30, 2010, if any, and (3) the aggregate principal amount of existing convertible debentures that Conseco redeems on October 5, 2010, if any, in each case to finance the repurchase or redemption, as applicable, of the existing convertible debentures.
     This press release does not constitute an offer to sell, or the solicitation of an offer to buy, any securities. The new convertible debentures and common stock issuable upon conversion of the new convertible debentures have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The new convertible debentures were resold only to “qualified institutional buyers” pursuant to Rule 144A under the Securities Act.
About Conseco
     Conseco, Inc.’s insurance companies help protect working American families and seniors from financial adversity: Medicare supplement, long-term care, cancer, critical illness and accident policies protect people against major unplanned expenses; annuities and life insurance products help people plan for their financial futures.
Cautionary Statement Regarding Forward-Looking Statements
     The statements, trend analyses and other information contained in this press release and elsewhere (such as in filings by Conseco with the SEC, presentations by Conseco or its management or oral statements) relative to markets for Conseco’s products and trends in Conseco’s operations or financial results, as well as other statements, contain forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically are identified by the use of terms such as “anticipate, “ “believe, “ “plan, “ “estimate, “ “expect, “ “project, “ “intend,” “may, “ “will, “ “would, “ “contemplate, “ “possible, “ “attempt, “ “seek, “ “should, “ “could, “ “goal, “ “target, “ “on track, “ “comfortable with,” “optimistic” and similar words, although some forward-looking statements are expressed differently. Statements that contain these words should be considered carefully because they describe Conseco’s expectations, plans, strategies and goals and Conseco’s beliefs concerning future business conditions, Conseco’s results of operations, financial position, and Conseco’s business outlook or they state other “forward-looking” information based on currently available information. The “Risk Factors” section of Conseco’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q provides examples of risks, uncertainties and events that could cause Conseco’s actual results to differ materially from the expectations expressed in forward-looking statements.
     All written or oral forward-looking statements attributable to Conseco are expressly qualified in their entirety by the foregoing cautionary statement. The forward-looking statements speak only as of the date made. Conseco assumes no obligation to update or to publicly announce the results of any revisions to any of the forward-looking statements to reflect actual results, future events or developments, changes in assumptions or changes in other factors affecting the forward-looking statements.